UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2009

Commission file number:  333-152398

Niusule Bio-pharmaceutical Corp.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	26-2401986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

2533 North Carson Street, Carson City, NV	89706-0242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  775-887-4880

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01 Entry into a Material Definitive Agreement.

Based on the Share Exchange Agreement (the "Agreement") made and entered into on December 28, 2009, between Niusule Biotech Corp., a Nevada corporation ("Buyer") and Mr. Peizhu Fan, a citizen of People’s Republic of China ("Seller"), currently a Director of Buyer, the Parties reached on December 28, 2009 a supplemental agreement to the terms of the Share Exchange Agreement (the “Supplemental Agreement”).

On March 1, 2010, Niusule gave notice (the “Notice”) that has been passed by company’s 2009 annual shareholders’ meeting to repurchase the common stock of the company sold from March 15-31, 2010 at USD0.5 per share. Specific repurchase procedures and other matters are set forth in the Notice.

The Supplemental Agreement and the Notice are filed as an exhibit to this report and should be referred to in their entirety for a complete description thereof.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See disclosure under Item 1.01 of this Report, which is incorporated by reference in this Item 3.02.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 1.10 of this Report, which is incorporated by reference in this Item 3.02.

Exhibits

10.1 Supplemental Agreement
10.2 Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

NIUSULE BIO-PHARMACEUTICAL CORP.

Date: November 12, 2010	By:	/s/ Qinghua Hu
Qinghua Hu,
Chairman